Exhibit 4.2
Stock Certificate Cusip 939322 10 3

WASHINGTON MUTUAL, INC. NOTICE A full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by the Company, without charge, to any stockholder who so requests, upon application to the Transfer Agent named on the face hereof or to the office of the Secretary of the Company in Seattle, Washington. This certificate also evidences and entitles the holder to certain Rights as set forth in a Rights Agreement between Washington Mutual, Inc., and Mellon Investor Services, L.L.C., or an affiliate (the “Rights Agent”), dated as of December 20, 2000, as amended and supplemented (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Washington Mutual, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will .e evidenced by separate certificates and will no longer be evidenced by this certificate. Washington Mutual, Inc. will mail to the holder of this certificate a copy of the Rights Agreement. with, ·t charge after receipt of a written request therefor. Under certain circumstances set forth in Section 7.6 of the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons, and any subsequent holder of such Rights, may become null and void. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT- , Custodian .. TEN ENT — as tenants by the entireties (Cust) (Mino,) JTTEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants ‘. Act (state .. in Common UNIF TRF MIN ACT — Custodian (until age ) (Cust) Under Uniform Transfer (Mino’) to Minors Act . £:, Additional abbreviations may also be used though not in the above list. FOP. VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURlITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING POSTAL ZIP CODE. OF ASSIGNEE; Shares of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises. Dated ~ ___x X NOTICE: THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: By ___THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.